UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2022

QUANTUM FINTECH ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-40009	85-3286402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4221 W. Boy Scout Blvd.,

Suite 300

Tampa, FL 33607

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (813) 257-9366

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Common Stock and one redeemable Warrant	QFTA.U	The New York Stock Exchange
Common Stock, par value $0.0001 per share	QFTA	The New York Stock Exchange
Warrants, each warrant exercisable for one-half of one share of Common Stock at an exercise price of $11.50	QFTA WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On April 28, 2022, Quantum FinTech Acquisition Corporation, a Delaware corporation (the “Company”), entered into a Second Amendment (the “Second Amendment”) to the previously announced Agreement and Plan of Merger (the “Original Agreement” and as amended by the First Amendment, dated December 17, 2021 (the “First Amendment”) and the Second Amendment, the “Merger Agreement”), dated as of November 4, 2021, by and among the Company, TradeStation Group, Inc., a Florida corporation (“TradeStation”), and TSG Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of TradeStation (“Merger Sub”). The Second Amendment was unanimously approved by the Company’s board of directors. If the Merger Agreement is approved by the Company’s stockholders, and the transactions contemplated by the Merger Agreement are consummated, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and a wholly-owned subsidiary of TradeStation (the “Business Combination”).

The Second Amendment reduced the number of shares of common stock, par value $0.01 per share, of TradeStation (“TradeStation Shares”) to be held by Monex Group, Inc., the sole stockholder of TradeStation (“Monex”) following the Merger by 150,000 TradeStation Shares and correspondingly reduced the number of TradeStation Shares to be delivered by Monex at the closing of the Business Combination (the “Closing”) to an escrow account established pursuant to an escrow agreement by 150,000 TradeStation Shares from 34,148,232 to 33,998,232 TradeStation Shares (the “Monex Earn Out Shares”) and increased the number of TradeStation Shares to be delivered by Quantum Ventures LLC (“Quantum Ventures”) and Chardan Quantum LLC (“Chardan” and, together with Quantum Ventures, the “Sponsors”) at the Closing to an escrow account established pursuant to an escrow agreement by a corresponding amount from 798,894 to 948,894 TradeStation Shares (the “Sponsor Earn Out Shares” and, together with the Monex Earn Out Shares, the “Earn Out Shares”). The Earn Out Shares will be released upon the achievement of certain milestones (based on certain price targets of TradeStation Shares following the Closing). In the event such milestones are not met within five years of the Closing, the Earn Out Shares will be automatically released to TradeStation for cancellation. There will be no change in the number of Earn Out Shares in aggregate as a result of the Amendment.

All other material terms of the Original Agreement, which was previously filed by the Company as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on November 10, 2021 (the “November 10 Form 8-K”), as amended by the First Amendment, which was previously filed by the Company as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on December 17, 2021 (the “December 17 Form 8-K”), remain the same.

The foregoing description of the of the Merger Agreement (including the Second Amendment) does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger Agreement and the Second Amendment. A copy of the Second Amendment is attached hereto as Exhibit 2.1 and is incorporated herein by reference. A copy of which is attached as Exhibit 2.1 to the November 10 Form 8-K, as amended by the First Amendment, a copy of which is attached as Exhibit 2.1 to the December 17 Form 8-K and is incorporated herein by reference.

Concurrently with entry into the Second Amendment, the Sponsor delivered to Quantum and TradeStation a Letter Agreement (the “Letter Agreement”), dated April 28, 2022, which amends the Sponsor Support Agreement (the “Sponsor Support Agreement”), dated as of November 4, 2021, between Quantum, the Sponsors, TradeStation and Monex, to reduce the number of shares of common stock of Quantum (“Quantum Shares”:) required to be forfeited by the Sponsors by 150,000 from 1,610,554 Quantum Shares to 1,460,554 Quantum Shares. In addition, pursuant to the Letter Agreement, the Sponsors each agreed to forfeit, following the Merger, a number of private warrants exercisable for Quantum Shares (“Private Warrants”) as a result of which they will not benefit from the anti-dilution provisions contained in the warrant agreement, dated February 4, 2021, by and between Quantum and Continental Stock Transfer & Trust Company, as warrant agent, that the Public Warrants will benefit from as a result of the issuance of 750,000 additional TradeStation Shares that TradeStation will be issuing to public stockholders of Quantum at Closing as an incentive not to redeem their Quantum Shares (subject to the cap on the exchange ratio included in the Merger Agreement). As a result, the Sponsors will forfeit the number of Private Warrants such that the number of TradeStation Shares issuable upon exercise of the Private Warrants following the Merger shall equal the number of Quantum Shares for which the Private Warrants were exercisable prior to the Merger.

All other material terms of the Sponsor Support Agreement, which was previously filed by the Company as Exhibit 10.2 to the November 10 Form 8-K remain the same.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Letter Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference. References herein to the Sponsor Support Agreement are qualified in their entirety by the terms and conditions of the Sponsor Support Agreement, a copy of which is attached as Exhibit 10.2 to the November 10 Form 8-K and is inincorporated herein by reference.

Additional Information and Where to Find It

In connection with the proposed Business Combination, TradeStation intends to file a registration statement on Form S-4 (the “Registration Statement”) with the SEC with respect to TradeStation’s securities to be issued to the Company’s stockholders in connection with the proposed Business Combination, and Quantum intends to file a preliminary proxy statement/prospectus with the SEC to be used at the meeting of Quantum stockholders to approve the proposed Business Combination. After the Registration Statement has been declared effective, the Company will mail a definitive proxy statement, which will include a prospectus relating to the offer and sale of TradeStation common stock, and other relevant documents to its stockholders as of the record date established for voting on the proposed Business Combination. Company stockholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus included in the Registration Statement and any amendments thereto and the definitive proxy statement/prospectus in connection with the Company’s solicitation of proxies for its special meeting of stockholders to be held to approve, among other things, the proposed Business Combination (the “Special Meeting”), because these documents will contain important information about the Company, TradeStation and the proposed Business Combination. When available, the definitive proxy statement/ prospectus will be mailed to Company stockholders as of a record date to be established for voting on the Business Combination and the other matters to be voted upon at the Special Meeting.

The Company’s stockholders may also obtain a copy of the proxy statement/prospectus, once available, as well as other documents filed with the SEC regarding the proposed Business Combination and other documents filed with the SEC by the Company, without charge, at the SEC’s website located at www.sec.gov or by directing a request to: Quantum FinTech Acquisition Corporation, 4221 W. Boy Scout Blvd., Suite 300, Tampa, FL 33607, Attention: Investor Relations or by email at IR@qftacorp.com.

Participants in Solicitation

The Company, TradeStation, and their respective directors and officers and certain investors may be deemed participants in the solicitation of proxies of the Company stockholders in connection with the proposed Business Combination. Company stockholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of the Company in the Company’s registration statement on Form S-1 (File No. 333-252226), which was declared effective by the SEC on February 4, 2021. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Company stockholders in connection with the proposed Business Combination and other matters to be voted upon at its Special Meeting will be set forth in the proxy statement/prospectus for the proposed Business Combination when available. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed Business Combination will be included in the Registration Statement.

Forward-Looking Statements

This Current Report on Form 8-K contains, and certain oral statements made by representatives of the Company and TradeStation and their respective affiliates from time to time may contain, a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or our future financial or operating performance. When used in this Current Report on Form 8-K or such oral statements, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements include, without limitation, information concerning TradeStation’s and the Company’s expectations with respect to the future performance of the combined company, including whether this proposed Business Combination will generate returns for stockholders, the anticipated addressable market for the combined company, the satisfaction of the closing conditions to the Business Combination, and the timing of the Closing.

These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside TradeStation’s or the Company’s management’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks, uncertainties, assumptions and other important factors include, but are not limited to: (a) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement and the proposed Business Combination contemplated thereby; (b) the inability to complete the proposed Business Combination, including due to the failure to obtain the requisite approval of the stockholders of the Company or other conditions to closing in the Merger Agreement; (c) the ability to meet the New York Stock Exchange’s listing standards following the consummation of the proposed Business Combination; (d) the failure of PIPE Investors to fund their commitments upon the Closing; (e) the risk that the proposed Business Combination disrupts current plans and operations of TradeStation or its subsidiaries as a result of the announcement and consummation of the transactions described herein; (f) the ability to recognize the anticipated benefits of the proposed Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth, maintain relationships with customers and suppliers and retain its management and key employees; (g) costs related to the proposed Business Combination; (h) changes in applicable laws or regulations, including legal or regulatory developments which could result in the need for the Company to restate its historical financial statements and cause unforeseen delays in the timing of the Business Combination and negatively impact the trading price of the Company’s securities and the attractiveness of the Business Combination to investors; (i) the possibility that TradeStation or the combined company may be adversely affected by other economic, business and/or competitive factors; and (j) other risks and uncertainties to be identified in the Registration Statement/proxy statement relating to the Business Combination, when available, and in other documents filed or to be filed with the SEC by the Company and TradeStation and available at the SEC’s website at www.sec.gov.

The Company and TradeStation caution that the foregoing list of factors is not exclusive, and caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Except as required by law, neither the Company nor TradeStation undertakes any obligation to update or revise its forward-looking statements to reflect events or circumstances after the date of this release, other than pursuant to applicable law.

No Offer or Solicitation

This Current Report on Form 8-K shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination. This Current Report on Form 8-K also shall not constitute an offer to sell or the solicitation of an offer to buy any securities pursuant to the proposed Business Combination or otherwise, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

No Assurances

There can be no assurance that the proposed Business Combination will be completed, nor can there be any assurance, if the proposed Business Combination is completed, that the potential benefits of combining the companies will be realized.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
2.1	Second Amendment to Agreement and Plan of Merger, dated as of April 28, 2021, by and among Quantum FinTech Acquisition Corporation, TradeStation Group, Inc., and TSG Merger Sub, Inc.
10.1	Letter Agreement, dated as of April 28, 2021, delivered to TradeStation Group, Inc. and Quantum FinTech Acquisition Corporation by Quantum Ventures LLC and Chardan Quantum LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM FINTECH ACQUISITION CORPORATION

	By:	/s/ John Schaible
		Name:	John Schaible
		Title:	Chief Executive Officer

Dated: April 28, 2022

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